                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only
    (as Permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-12


                                SRS Labs, Inc.
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        _____________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:

        _____________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        _____________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:

        _____________________________________________________________________
    (5) Total fee paid:

        _____________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        _____________________________________________________________________
    (2) Form, Schedule or Registration Statement No.:

        _____________________________________________________________________
    (3) Filing Party:

        _____________________________________________________________________
    (4) Date Filed:

        _____________________________________________________________________

                                 SRS LABS, INC.
                              2909 Daimler Street
                          Santa Ana, California 92705

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------


   We cordially invite you to attend our 2001 Annual Meeting of Stockholders. This Annual Meeting will be held at 10:00 A.M., California time, on Thursday, June 14, 2001, at the Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes:

  1. To elect one Class II director to the Board of Directors to hold office for a term of three years and until his successor is elected and qualified.

  2. To act upon a proposal to approve an amendment to the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors' Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 250,000, from 250,000 to 500,000 shares.

  3. To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

   The Board of Directors has nominated John Tu as the nominee for election to the Board of Directors as a Class II director.

   The Board of Directors has fixed the close of business on April 19, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

   You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

                                          By Order of the Board of Directors,

                                          /s/ DARRELL E. BAKER

                                          Darrell E. Baker
                                          Vice President--Finance and
                                           Secretary

Santa Ana, California
April 30, 2001

                                 SRS LABS, INC.
                              2909 Daimler Street
                          Santa Ana, California 92705

                               ----------------

                                PROXY STATEMENT

                               ----------------

   The Board of Directors of SRS Labs, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 14, 2001, at the Irvine Marriott Hotel, located at 18000 Von Karman Avenue, Irvine, California 92612, at 10:00 A.M., California time, and at any adjournments thereof (the "Annual Meeting" or the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 10, 2001.

                               VOTING INFORMATION

Who May Vote

   The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on April 19, 2001, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $.001 per share ("Common Stock"). At the Record Date, 12,607,744 shares of Common Stock were outstanding. In addition, 71,100 shares of Common Stock were held as treasury shares. Each share of Common Stock, excluding treasury shares, entitles its record holder on the Record Date to one vote on all matters. With respect to the election of directors only (Proposal 1), stockholders may vote in favor of the nominee or withhold their votes as to the nominee.

Revocability of Proxy

   You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Darrell E. Baker, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

   All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR" (a) election of the Board's nominee for Class II director and (b) approval of the amendment to the SRS Labs, Inc. Amended and Restated 1996 Non-employee Director's Stock Option Plan (the "Option Plan") increasing the number of shares of common stock available for issuance thereunder by 250,000, from 250,000 to 500,000. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

   Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of the Company's outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The nominee receiving the highest number of votes "FOR" a director will be elected as a director. This number is called a plurality. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors) is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

   The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

Nominations for Directors for Annual Meeting

   The Bylaws of the Company (the "Bylaws") set forth certain procedures relating to the nomination of directors (the "Nomination Bylaw") and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for the Annual Meeting, a stockholder's notice must have been delivered to or mailed and received at the principal executive offices of the Company not earlier than March 17, 2001 and not later than April 16, 2001. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2002 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2002 Annual Meeting."

Stockholder Proposals for the Annual Meeting

   The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the "Stockholder Proposal Bylaw"). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company not earlier than March 17, 2001 and not later than April 16, 2001. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2002 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2002 Annual Meeting."

   The Company was incorporated in the State of California in June 1993 and reincorporated in the State of Delaware in June 1996. All references to the Company reflect this continuation. The Company first became a reporting company, pursuant to Section 13(a) of the Exchange Act, in August 1996.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Beneficial Ownership Table

   The following table contains certain information as of the Record Date regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth herein under the caption "Compensation of Executive Officers" (we refer to all these officers as the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (the "SEC"), or based upon the actual knowledge of the Company.

                                       Amount and Nature of
                                            Beneficial
                                          Ownership (1)
                                       --------------------
                                       Number of
                                        Shares    Right to        Percent of
Name                                   Owned(2)  Acquire(3)     Class (1)(2)(3)
----                                   --------- ----------     ---------------
SRS Labs, Inc. Common Stock
Principal Stockholders:
Thomas C.K. Yuen and Misako Yuen(4)..  2,788,696   307,848           23.98%
Packard Bell NEC, Inc.(5)............    457,061   382,104            6.46%
Thomrose Holdings (BVI) Limited)(6)..    628,880   171,250            6.26%
Rayfa (BVI) Limited(7)...............    709,760   151,250            6.75%
Raymond Choi(7)......................    709,760   151,250            6.75%
Thomas W.T. Wan(6)...................    628,880   171,250            6.26%

Class II Director Nominee:
John Tu..............................    211,152    47,500               *

Class I Directors:
Robert B. Pfannkuch..................        --      47500               *
Jeffrey I. Scheinrock................        --     59,741               *
Gareth Chang.........................        --     10,000               *

Class III Directors:
Sam Yau..............................        --     10,000               *
Thomas C.K. Yuen(4)..................  2,788,696   307,848           23.98%
Stephen V. Sedmak(8).................    628,880   351,847            8.07%

Named Executive Officers:
John AuYeung.........................        --    167,500               *
Thomas W.T. Wan(6)...................    778,179   171,250            6.26%
Charles Cortright....................        250    12,500               *
James Gardner(9).....................      1,335    27,500               *
Thomas C.K. Yuen(4)..................  2,788,696   307,848           23.98%
All directors and executive officers
 as a group (10 persons).............  3,695,834   972,809           34.38%

SRSWOWcast.com, Inc. Common Stock(10)
Thomas C.K. Yuen.....................        --    700,000(11)        1.72%
John Tu..............................        --    550,000(11)        1.36%
Thomas W. T. Wan.....................        --     75,000(12)           *
James Gardner........................        --     10,000(12)           *
All directors and executive officers
 as a group (10 persons).............        --  1,410,000(13)        3.40%

SRSWOWcast.com, Inc. Series A
 Convertible Preferred Stock(14)
Thomas C.K. Yuen.....................    500,000       --             8.33%
John Tu..............................    500,000       --             8.33%
All directors and executive officers
 as a group (10 persons).............  1,000,000       --            16.67%

--------
 *  Less than one percent.               (Footnotes set forth on the next page.)

(Footnotes from the preceding page.)
--------
 (1) Subject to applicable community property and similar statutes.

 (2) Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

 (3) Shares that can be acquired through stock option exercises through June 18, 2001 (within 60 days of the Record Date). These shares are referred to herein as "Stock Option Shares."

 (4) Includes 2,645,870 shares of Common Stock held by Mr. and Mrs. Yuen as co-trustees of the Thomas Yuen Family Trust, 142,826 shares of Common Stock held by Mr. Yuen directly and 307,848 Stock Option Shares granted to Mr. Yuen as an executive officer and a director of the Company. Does not include 213,469 shares of Common Stock held by Atsuko Hamasaki as trustee of the Yuen 1993 Irrevocable Trust (144,825 shares) and as custodian for Mr. and Mrs. Yuen's children, Jennifer Wen Lee Yuen (31,465 shares) and Constance Kahlee Yuen (37,179 shares). Also does not include 5,714 shares held by Jennifer Wen Lee Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the 213,469 shares held by Atsuko Hamasaki in the capacities referenced above and the 5,714 shares held by Jennifer Wen Lee Yuen, the adult daughter of Mr. and Mrs. Yuen. Also not included are 9,000 shares of Common Stock held by: Atsuko Hamasaki in her individual capacity (3,000 shares); Noriaki Hamasaki (3,000 shares); and Yuzuru Hamasaki (3,000 shares). Atsuko Hamasaki, Noriaki Hamasaki and Yuzuru Hamasaki are the sister-in-law, brother-in-law and father-in-law of Mr. Yuen, none of whom resides in the same household as Mr. and Mrs. Yuen. Mr. and Mrs. Yuen disclaim beneficial ownership of the above-referenced 9,000 shares. The mailing address for Mr. and Mrs. Yuen is c/o SRS Labs, Inc., 2909 Daimler Street, Santa Ana, California 92705.

 (5) The mailing address for Packard Bell NEC, Inc. is 15 Business Park Way, Sacramento, California 95828.

 (6) All of the 628,880 shares are held by Thomrose Holdings (BVI) Limited ("Thomrose"). Mr. Thomas W.T. Wan, a former director and executive officer of the Company and a former executive director of ValenceTech Limited, a wholly-owned subsidiary of the Company is the sole stockholder of Thomrose. In the case of Mr. Wan, includes 171,250 Stock Option Shares granted to Mr. Wan as an executive officer and a director of the Company. Mr. Wan ceased to be an executive officer of the Company and ValenceTech Limited in July 2000. The mailing address for Thomrose and Mr. Wan is
     142 Pinaceae Drive, Palm Springs, Yuen Long, New Territories, Hong Kong.

 (7) The sole stockholder of Rayfa (BVI) Limited is Raymond Choi. Mr. Choi also is an executive director of ValenceTech Limited and the President of Valence Semiconductor Design Limited, a subsidiary of ValenceTech. In the case of Mr. Choi, includes 151,250 Stock Option Shares granted to Mr. Choi.

 (8) Includes 38,000 shares held by Mr. Sedmak's wife, Mary Sedmak, as custodian for their children, Jeffrey Sedmak (19,000 shares) and Sarah Sedmak (19,000 shares).

 (9) Includes 985 shares held by Mr. Gardner's children, Bridget Gardner (680 shares) and Martin Gardner (305 shares).

(10) SRSWOWcast.com, Inc. ("SRSWOWcast") is a majority-owned subsidiary of the Company. As of the record date, 40,000,000 shares of common stock of SRSWOWcast common stock were outstanding, all of which were held by the Company. Except as described in the table, none of the directors or named executive officers of the Company holds any shares of common stock of SRSWOWcast.

(11) Represents 500,000 shares of SRSWOWcast common stock issuable upon conversion of shares of outstanding SRSWOWcast Series A Convertible Preferred Stock and warrants to purchase 50,000 shares of SRSWOWcast common stock.

(12) Represents shares of SRSWOWcast common stock issuable upon exercise of stock options.

(13) Represents (a) 1,000,000 shares of SRSWOWcast common stock issuable upon conversion of shares of outstanding SRSWOWcast Series A Convertible Preferred Stock, (b) and warrants to purchase 100,000 shares of SRSWOWcast common stock, and (c) 85,000 shares of SRSWOWcast common stock issuable upon exercise of stock options.

(14) SRSWOWcast is a majority-owned subsidiary of the Company. As of the record date, 6,000,000 shares of SRSWOWcast Series A Convertible Preferred Stock were outstanding. Each share of SRSWOWcast Series A Preferred Stock is convertible into one share of SRSWOWcast common stock, subject to antidilution adjustments. Except as described in the table, none of the Company's directors of Named Executive Officers of the Company holds any shares of SRSWOWcast Series A Convertible Preferred Stock.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

   Under the Company's Certificate of Incorporation and Bylaws, which provide for a "classified" board of directors, one person, John Tu, has been nominated by the Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2004 or until his successor is elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

   The Bylaws provide for seven directors. Currently, there is one Class II director (Mr. Tu), whose term expires at the Annual Meeting; three Class I directors (Messrs. Chang, Pfannkuch and Scheinrock), whose terms expire at the 2003 annual meeting of stockholders; and three Class III directors (Messrs. Sedmak, Yau and Yuen), whose terms expire at the 2002 annual meeting of stockholders.

   The nominee presently serves as a Class II director and has served continuously as a director of the Company since the date indicated in his biography below. In the event the nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person as may be designated by the present Board of Directors.

   Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the nominee listed below. The Board of Directors unanimously recommends a vote for the election of John Tu as a Class II director.

Information About the Class II Director Nominee

   The following table sets forth information regarding the nominee, including his age on the date of the Annual Meeting and business experience during the past five years.

                         Director
 Name                Age  Since    Principal Occupation and Other Information
 ----                --- --------  ------------------------------------------
 John Tu              59   1994   Mr. Tu has served as a director of the
                                  Company since May 1994. In addition, since
                                  June 1996, Mr. Tu has served as a member of
                                  the Audit Committee of the Board since June
                                  1996. Mr. Tu also served as a member of the
                                  Compensation Committee of the Board from
                                  June 1996 through June 1998 and from April
                                  1999 to June 2000. Mr. Tu has served as a
                                  director and President of Kingston
                                  Technology Company (and its predecessor,
                                  Kingston Technology Corporation), a
                                  manufacturer of computer products, since
                                  October 1987. Mr. Tu also was a co-founder
                                  of Kingston Technology Corporation. Prior
                                  thereto, from 1982 to 1986, Mr. Tu served as
                                  President of Camintonn Corporation, a
                                  manufacturer of board level products for the
                                  DEC market-place, and from 1986 to 1987, he
                                  served as Vice President and General Manager
                                  of the Digital Division after the company's
                                  sale to AST Research. Mr. Tu was also a co-
                                  founder of Camintonn Corporation. Mr. Tu
                                  earned a degree in electrical engineering
                                  from the Technische Hochschule Darmstadt in
                                  Germany.

Information About Directors Whose Terms Continue

   The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class I or Class III directors and are continuing in office as directors of the Company.

 Class III Directors--Term Expiring at the 2002 Annual Meeting.

                         Director
 Name                Age  Since    Principal Occupation and Other Information
 ----                --- --------  ------------------------------------------
 Thomas C.K. Yuen     49   1994   Mr. Yuen has served as Chairman, Chief
                                  Executive Officer and a director of the
                                  Company since January 1994, and has served
                                  as President of the Company since April
                                  1999. Mr. Yuen also has served as a director
                                  and chairman of the board of ValenceTech
                                  Limited, a wholly-owned subsidiary of the
                                  Company ("ValenceTech") since March 2000.
                                  Mr. Yuen served as a director of Valence
                                  Technology, Inc. ("Valence") from March 1998
                                  to March 2000. ValenceTech is the successor
                                  company to Valence. Mr. Yuen has also served
                                  as a director of all but one of
                                  ValenceTech's (formerly Valence's)
                                  subsidiaries since March 1998. Mr. Yuen
                                  served as President of SRSWOWcast from
                                  September 1999 to February 2000, and has
                                  served as Chairman of the Board and Chief
                                  Executive Officer of SRSWOWcast since
                                  February 2000, and as a director of
                                  SRSWOWcast since September 1999. In
                                  addition, Mr. Yuen served as Chief Financial
                                  Officer of the Company from January 1994 to
                                  July 1994. Mr. Yuen is one of the founders
                                  of AST Research, Inc., where he served as a
                                  director from such company's inception in
                                  1981 until June 1992 and the company's
                                  co-chairman and chief operating officer from
                                  August 1987 to June 1992.

 Stephen V. Sedmak    52   1993   Mr. Sedmak, currently retired, was one of
                                  the founders of the Company. He served as
                                  President of the Company since its inception
                                  in June 1993 until July 1998. In addition,
                                  Mr. Sedmak has served as a director of the
                                  Company since June 1993, served as Chief
                                  Operating Officer from June 1996 until July
                                  1998, and has served as a director of
                                  ValenceTech since March 2000. Mr. Sedmak
                                  also served as a member of the Compensation
                                  Committee of the Board from March 1999 to
                                  December 2000. Prior to joining the Company,
                                  Mr. Sedmak served as Vice President of Sales
                                  for PTC Corporation, a provider of
                                  telecommunications systems, from January
                                  1973 to March 1982, as Vice President of
                                  Sales for The ICT Group, a provider of
                                  database marketing and telemarketing
                                  services, from March 1985 to September 1987,
                                  and as Vice President of Sales for
                                  TeleRelation Systems Inc., a software
                                  development company, from January 1991 to
                                  June 1992. Mr. Sedmak was involved as a
                                  founder of each of these companies. In
                                  addition, Mr. Sedmak held a variety of
                                  executive sales and marketing positions with
                                  IBM/ROLM Corporation, a leading
                                  telecommunications manufacturer, from March
                                  1982 to March 1985.

 Sam Yau              52   2000   Mr. Yau has served as a director of the
                                  Company since November 2000 and as a member
                                  of the Audit Committee since December 2000.
                                  Since 1997, Mr. Yau has been a private
                                  investor. Mr. Yau was Chief Executive
                                  Officer of National Education Corporation
                                  from May 1995 to May 1997. Mr. Yau also
                                  serves on the board of directors of NQL,
                                  Inc. From 1993 through 1995 he was Chief
                                  Operating Officer of Advance, a medical
                                  services company.

 Class I Directors--Term Expiring at 2003 Annual Meeting

                         Director
 Name                Age  Since    Principal Occupation and Other Information
 ----                --- --------  ------------------------------------------
 Robert Pfannkuch     66   1998   Mr. Pfannkuch has served as a director of
                                  the Company since June 1998 and has served
                                  as a member of the Compensation Committee
                                  since June 2000. Since April 1997, Mr.
                                  Pfannkuch has been President of Panasonic
                                  Disc Services Corporation, a DVD disc
                                  replication company (PDSC) headquartered in
                                  Torrance, California. A wholly-owned
                                  subsidiary of Matsushita Electric Industrial
                                  Co. Ltd. in Japan, PDSC was founded in June
                                  1996 to manufacture DVDs for the movie,
                                  music and computer software industries. Mr.
                                  Pfannkuch has been in the field of video
                                  communications since 1963 when he founded
                                  Audio Video Industries. In 1974, he
                                  organized a videocassette duplication
                                  division for Bell & Howell Company, which
                                  grew into one of the world's largest
                                  duplicators and by 1985 was known as Bell &
                                  Howell/Columbia/Paramount Video Services
                                  (BHCP) to reflect the addition of Columbia
                                  Pictures and Paramount Pictures as joint
                                  venture partners. In May 1998, The Rank
                                  Organisation Plc purchased BHCP and renamed
                                  the unit "Rank Video Services America."
                                  Mr. Pfannkuch was Chairman and Chief
                                  Executive Officer of Rank Video Services
                                  America from May 1988 to January 1990 and
                                  served in an executive capacity with
                                  Telefuture Partners, a video communications
                                  consultant from January 1990 to April 1997.
                                  Having broad exposure to all facets of the
                                  home video industry since its inception, Mr.
                                  Pfannkuch is widely known and has received
                                  numerous awards and citations for his many
                                  contributions to the growth of home video,
                                  including membership in the Video Hall of
                                  Fame. In April 2000, Mr. Pfannkuch received
                                  a Lifetime Achievement Award at the DVD
                                  Summit III Conference in Dublin, Ireland.

 Jeffrey I.           50   1996   Mr. Scheinrock has served as a director of
  Scheinrock                      the Company and a member of the Board's
                                  Audit Committee since June 1996. Since
                                  December 1999, Mr. Scheinrock has served as
                                  Chief Executive Officer and President of
                                  Tornado Development, Inc., an internet
                                  centric unified messaging company. Mr.
                                  Scheinrock also serves as Chief Executive
                                  Officer of Scheinrock Advisory Group, an
                                  investment consulting firm. Prior thereto,
                                  he served as Vice Chairman and Chief
                                  Financial Officer of Kistler Aerospace
                                  Corporation, a manufacturer of reusable
                                  launch vehicles, from July 1996 to May 1997.
                                  Prior thereto, he served as Vice Chairman--
                                  Finance and Strategic Planning of Packard
                                  Bell Electronics, Inc., a manufacturer of
                                  personal computers, from March 1989 to
                                  June 1996. Mr. Scheinrock also has served as
                                  a director of Brilliant Digital
                                  Entertainment, a developer of 3 dimensional
                                  software, since October 1996.

                         Director
 Name                Age  Since    Principal Occupation and Other Information
 ----                --- --------  ------------------------------------------

 Gareth C.C. Chang    57   2000   Mr. Chang has served as a director of the
                                  Company since November 2000 and has served
                                  as a member of the Compensation Committee
                                  since December 2000. Since April 2000, Mr.
                                  Chang has been the Managing Partner of GC3 &
                                  Associates International, LLC, a venture
                                  management firm he founded. Mr. Chang served
                                  as Chairman and Chief Executive Officer of
                                  STAR TV, a subsidiary of News Corp. that
                                  provides media content and connectivity in
                                  Asia from September 1998 to March 2000. From
                                  1993-1998, Mr. Chang was Corporate Senior
                                  Vice President of Hughes Electronics, a
                                  provider of digital television
                                  entertainment, broadband services,
                                  satellite-based private business networks
                                  and global video and data broadcasting.
                                  Previously, he was Corporate Vice President
                                  of McDonnell Douglas Corporation. He is
                                  currently a director of Apple Computer,
                                  Inc., and a member of the Advisory Council
                                  of Nike Inc.

Information with Respect to Our Executive Officers

   The executive officers of the Company are Thomas C.K. Yuen, Darrell E. Baker, James F. Gardner and Alan D. Kraemer. Mr. Yuen is also a director of the Company, and his business biography is referenced above. The business experience of Messrs. Baker, Gardner and Kraemer are described below. Executive officers are elected by, and serve at the pleasure of, the Board of Directors.

 Name                Age       Principal Occupation and Other Information
 ----                ---       ------------------------------------------
 Darrell E. Baker     42 Mr. Baker has served as Vice President, Finance,
                         Secretary and acting Treasurer since December 2000
                         and has served as Controller from September 2000 to
                         December 2000. Mr. Baker has served as a director of
                         all but one of Valence's subsidiaries since February
                         2001. Prior to joining the Company, Mr. Baker served
                         as Controller of Hines Horticulture, Inc., a producer
                         and distributor of horticultural products from April
                         1999 to August 2000. Prior thereto, Mr. Baker served
                         as Controller for Golden Pharmaceuticals, Inc., a
                         pharmaceutical repackaging and distribution company
                         from August 1997 to April 1999 and as a Regional
                         Controller from June 1991 to August 1997 with Owen
                         Healthcare, Inc., a division of a Fortune 500 company
                         providing hospital pharmacy management services.
                         Prior to June 1991, Mr. Baker spent 11 years with the
                         accounting firm of KPMG LLP, during which he
                         accumulated a number of years of international
                         experience.

 James F. Gardner     54 Mr. Gardner has served as Vice President, Operations
                         since February 2000 and has served as Vice President,
                         Chief Financial Officer, Treasurer and Secretary from
                         August 1999 to February 2000. Prior to joining the
                         Company, from August 1996 through July 1999, Mr.
                         Gardner held the position of Vice President, Chief
                         Financial Officer of Cherokee International LLC, a
                         designer, manufacturer and seller of switch-made
                         power supply units and from December 1995 to August
                         1996 he served as a consultant to Ceradyne, Inc., an
                         advanced technical ceramics manufacturer.

 Name                Age       Principal Occupation and Other Information
 ----                ---       ------------------------------------------
 Alan D. Kraemer      50 Mr. Kraemer has served as Vice President of
                         Engineering of the Company since April 2000, and
                         prior thereto, as Director of Engineering of the
                         Company since February 1994. In addition, Mr. Kraemer
                         has served as President of Sierra Digital
                         Productions, Inc., a compact disc production and
                         recording company, since August 1989. Prior to
                         joining the Company, Mr. Kraemer also served as
                         President of Engineering of De LaRue Printrak, a
                         manufacturer of automatic fingerprint identification
                         systems from January 1989 to December 1989. Prior
                         thereto, Mr. Kraemer served as Vice President of
                         Engineering for AST Research, a personal computer
                         manufacturer. Mr. Kraemer also served as Vice
                         President of Engineering with Point4 Data Corporation
                         from May 1986 to December 1986, and as Director of
                         Software Engineering of Northrop Electronics from May
                         1984 to May 1986.

      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

   The Board of Directors manages our business. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee and a Compensation Committee whose functions are briefly described below. The Board has not established a Nominating Committee. The directors are kept informed of our operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

   During the fiscal year ended December 31, 2000 (the "Fiscal Year" or "Fiscal 2000"), the Board of Directors met on five (5) occasions and took action by Unanimous Written Consent on nine (9) occasions.

   Audit Committee. The Audit Committee provides oversight of the (a) financial reporting process, the system of internal controls and the audit process of the Company and (b) independent auditors. The Audit Committee evaluates the performance of, and makes recommendations to the Board of Directors regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee reviews the independence of the independent auditors. The Audit Committee also reviews with management and the Company's independent auditors the Company's interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company's financial statements with applicable accounting and regulatory requirements. The Audit Committee is responsible for recommending to the Board of Directors whether the Company's audited financial statements should be included in the Company's annual report on Form 10-K. The members of the Audit Committee are Jeffrey I. Scheinrock (Chairman), John Tu and Sam Yau. During the Fiscal Year, the Audit committee met on three (3) occasions and acted by unanimous written consent on one (1) occasion. The Audit Committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

   Compensation Committee. The Compensation Committee is responsible for making determinations regarding salaries, bonuses and other compensation for our officers and making decisions with respect to awards, including but not limited to stock option grants to our directors, officers, key employees, consultants and important business associates pursuant to our discretionary plans and bonus awards under our Annual Incentive Bonus plan and our Annual Supplemental Executive Bonus Plan. The members of the Compensation Committee are Robert Pfannkuch (Chairman) and Gareth C. C. Chang. The Compensation Committee did not meet during the Fiscal Year, however, it acted by unanimous written consent on fourteen (14) occasions.

   With the exception of John Tu, Stephen Sedmak, and Sam Yau, each of the other incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the Fiscal Year (held during the period for which he has been a director). With the exception of John Tu, each of the other incumbent directors who were members of a Board Committee, attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the Fiscal Year (held during the period that he served).

Compensation of Directors

   Directors who also are employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee.

   Cash Compensation. In Fiscal 2000, each non-employee director was entitled to receive $500 for each Board meeting that he attended and $250 for each telephonic Board meeting in which he participated. Each non-employee director also was entitled to receive $250 for each committee meeting that he attended in person or telephonically. In addition, each non-employee director was entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

   Non-employee Directors' Plan. Each non-employee director is eligible to receive stock options under the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors' Stock Option Plan (the "Non-employee Directors' Plan"), a non-discretionary, formula stock option plan pursuant to which, as of the Record Date, 250,000 shares of Common Stock have been authorized for issuance. As of the Record Date, 90,000 options remain available for grant under the Non-employee Directors' Plan.

   Each non-employee director of the Company who was in office prior to the date of the closing of the Company's Initial Public Offering (the "IPO") and remained in office as of such date (namely, Messrs. Scheinrock and Tu) was granted an option to purchase 10,000 shares of Common Stock which vested upon the date of grant. On an ongoing basis, (a) each non-employee director who first becomes a member of the Board after the date of closing of the IPO is granted an option to purchase 10,000 shares of Common Stock automatically upon election to the Board of Directors which vests upon the date of grant, and (b) each non-employee director is granted an option to purchase 15,000 shares of Common Stock automatically effective at the close of business on the date of each of the Company's annual meeting of stockholders at which such non-employee director is elected which vests in three equal annual installments commencing on the first anniversary of the applicable date of grant. Such option awards are in each case subject to adjustments, as provided in the Non-employee Directors' Plan. In the event that Mr. Tu is elected as a director at the Annual Meeting, he will receive on such date an option to purchase 15,000 shares of Common Stock which vests in three equal annual installments.

   At the close of the Company's Annual Meeting of stockholders in Fiscal 2000, two such non-employee directors (namely, Messrs. Pfannkuch and Scheinrock) were granted an option to purchase 15,000 shares of Common Stock at an exercise price of $11.75 per share. Upon their election as non-employee directors in November 2000, Messrs. Chang and Yau were each granted an option to purchase 10,000 shares of Common Stock at an exercise price of $6.125 per share. The exercise price for all options granted under the Non-employee Directors' Plan has been based upon the fair market value of Common Stock on the date of grant.

   Incentive Plan. Each non-employee director also is eligible to receive awards under the Company's Amended and Restated 1996 Long-Term Incentive Plan (the "Incentive Plan"), a discretionary plan currently administered by the Compensation Committee. We did not grant any stock options to our directors under the Incentive Plan in Fiscal 2000.

                 APPROVAL OF AN AMENDMENT TO THE SRS LABS, INC.
             AMENDED AND RESTATED 1996 NON-EMPLOYEE DIRECTORS PLAN
                                  (Proposal 2)

Background

   The Board of Directors has adopted, and the stockholders approved, the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors' Stock Option Plan, a nondiscretionary, formula stock option plan in which only non-employee directors are eligible to participate (the "Non-employee Directors' Plan"). The Non-employee Directors' Plan provides for automatic grants to each non-employee director of an option to purchase 10,000 shares of Common Stock on the date such non-employee director first becomes a member of the Board and an option to purchase 15,000 shares of Common Stock on the date of each annual meeting of stockholders at which such non-employee director is re-elected to the Board. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Non-employee Directors' Plan to increase the number of shares of Common Stock that may be issued or transferred pursuant to awards granted thereunder by 250,000 (the "Share Amendment"). The Non-employee Directors' Plan, as amended by the Share Amendment (the "Amended Non-employee Directors' Plan" or the "Plan"), is set forth in full as Appendix B to this Proxy Statement and is summarized under the caption "Summary of the Amended Non-employee Directors' Plan," below.

   Currently, the number of shares of Common Stock which may be issued or transferred upon the exercise of options under the Non-employee Directors' Plan may not exceed 250,000 (subject to adjustment as provided in the Plan). As of the Record Date, options to purchase 160,000 shares of Common Stock have been awarded (all of which options remain outstanding), leaving only 90,000 shares of Common Stock remaining to be issued pursuant to awards made under the Non-employee Directors' Plan. In December 2000, we added three new nonemployee directors (one of which has since resigned). Currently, we have six nonemployee directors and one employee director.

   Until June 1998, the Non-employee Directors' Plan had been the exclusive compensation plan to grant stock options to non-employee directors. In 1998, the stockholders approved an amendment to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan (the "Incentive Plan") which expanded the class of eligible participants to include non-employee directors. Accordingly, the Board (or the Compensation Committee, as the case may be) may grant discretionary options to non-employee directors under the Incentive Plan. Notwithstanding that fact, the Board continues to believe that the Non-employee Directors' Plan as a stand-alone, non-discretionary plan, provides an efficient and certain component of non-employee director compensation which is an important factor in attracting, retaining and motivating persons to serve as directors of the Company. In light of the limited number of shares which remain to be issued pursuant to the Non-employee Directors' Plan and the desire of the Company to continue to grant options pursuant to a formula plan to current and future directors as part of their standard compensation package, the Board has recognized the need for an additional number of shares of Common Stock which may be issued in connection with awards made under the Non-employee Directors' Plan.

   In view of the foregoing, the Board of Directors believes that it is appropriate to increase the number of shares of Common Stock that may be issued pursuant to option awards granted under the Non-employee Directors' Plan by 250,000 shares, from 250,000 to 500,000 shares of Common Stock (subject to adjustment as provided in the Plan). The Board believes that such increase should be sufficient to ensure the operation of the Non-employee Directors' Plan for the current non-employee directors as well as providing the Company with the needed flexibility to grant such options to new non-employee directors should the size of the Board expand.

   The Company has registered with the SEC on a Form S-8 Registration Statement the 250,000 shares of Common Stock currently issuable under the Non-employee Directors' Plan. If the Share Amendment is approved by the stockholders, the Board intends to cause the additional shares of Common Stock that will become available for issuance under the Amended Non-employee Directors' Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company's expense.

New Plan Benefits

                                                           Number of Units
                                                       (Securities Underlying
 Name                         Dollar Value ($)             Options Granted)
 ----                         ----------------         ----------------------
 Non-employee Directors Not determinable at this time 10,000 upon initial
  as a Group                                           election to the Board
                                                       (non-employee director
                                                       who first becomes a
                                                       member of the Board),
                                                       plus an additional
                                                       15,000 upon each
                                                       re-election to the
                                                       Board

   In connection with the Annual Meeting, John Tu is the only non-employee director nominee eligible to receive options under the Plan. If Mr. Tu is elected, he will receive a non-statutory option to purchase 15,000 shares of Common Stock under the Non-employee Directors' Plan at an exercise price of the fair market value on the date of grant, vesting one-third per year commencing on the first anniversary of, and an expiration date of 10 years after, the date of the Annual Meeting. The above-referenced grant will occur whether or not the Share Amendment is approved because 90,000 shares of Common Stock remain available for grant under the current Non-employee Directors' Plan. Other current non-employee directors who become nominees for re-election to the Board and who are elected shall automatically receive grants similar to Mr. Tu (to the extent sufficient shares of Common Stock under the Plan are available) pursuant to the Non-employee Directors' Plan, as applicable.

   The following table shows stock option grants to non-employee directors made in Fiscal 2000 pursuant to the Non-employee Directors' Plan.

Option Grants to Non-Employee Directors Under the Company's Amended and Restated 1996 Non-employee Directors' Stock Option Plan in the Last Fiscal Year

                                                              Dollar Value
                                                          ---------------------
                                                          Potential Realizable
                                                            Value at Assumed
                           Number of                      Annual Rates of Stock
                           Securities                      Price Appreciation
                           Underlying                      for Option Term(1)
                            Options   Exercise Expiration ---------------------
Name                        Granted    Price      Date        5%         10%
----                       ---------- -------- ---------- ---------- ----------
Jeffrey Scheinrock(2).....   15,000    $11.75   6/15/2010 $  110,843 $  280,843

Robert Pfannkuch(2).......   15,000    $11.75   6/15/2010 $  110,843 $  280,897

Gareth Chang (3)..........   10,000    $6.125  11/15/2010 $   38,520 $   97,617

Roger W. Johnson(3)(4)....   10,000    $6.125  11/15/2010 $   38,520 $   97,617

Sam Yau(3)................   10,000    $6.125  11/15/2010 $   38,520 $   97,617

--------
(1) Consistent with SEC regulations, we have used a 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent the Company's estimate or projection of the future Common Stock price. If the Common Stock does not appreciate, the named non-employee directors will receive no benefit from the options.

(2) Options granted to Messrs. Pfannkuch and Scheinrock, respectively, in connection with their re-election as directors at the 2000 annual meeting of stockholders.

(3) Options granted to Messrs. Chang, Johnson and Yau in connection with their election as a directors by the Board on November 15, 2000.

(4)  Mr. Johnson resigned as a director effective April 12, 2001.

   If the Share Amendment is not approved by the stockholders at the Annual Meeting, the Non-employee Directors' Plan will remain in effect; however, as stated above, only 90,000 shares of Common Stock remain available for grant as of the Record Date. If the Share Amendment is approved by the stockholders at the Annual Meeting, the stockholders may be minimally diluted upon the exercise of stock options granted under the Amended Non-employee Directors' Plan.

   The Board of Directors unanimously recommends that you vote for approval of the Share Amendment to the Non-employee Directors' Plan. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this proposal.

Summary of the Amended and Restated Non-employee Directors' Plan

   The Amended Non-employee Directors' Plan is set forth in full as Appendix B to this Proxy Statement and is summarized below. The following summary is not intended to be complete and reference should be made to Appendix B for a complete statement of the terms and provisions of the Amended Non-employee Directors' Plan. Capitalized terms used in this summary and not otherwise defined shall have the meanings ascribed to such terms in the Amended Non-employee Directors' Plan.

   Purpose. The purpose of the Amended Non-employee Directors' Plan remains the same, namely, to attract, retain and compensate highly qualified individuals who are not current employees of the Company to serve as members of the Board of Directors and to enable them to increase their ownership of shares of Common Stock. The Amended Non-employee Directors' Plan allows these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Common Stock.

   Plan Limits. The maximum number of shares of Common Stock with respect to which options may be granted under the Amended Non-employee Directors' Plan may not exceed 500,000 shares, which may be shares of original issuance or treasury shares or a combination thereof. These limits are subject to adjustments for stock splits, stock dividends, recapitalizations and other similar events as provided in the Plan. In the event that any option granted under the Plan shall terminate, expire, or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations. Upon the payment of any option price by the transfer to the Company of Common Stock, there shall be deemed to have been issued or transferred only the net number of shares actually issued or transferred by the Company. No fractional shares will be issued pursuant to options granted under the Plan. Any fractional share resulting from an adjustment made under the Plan shall be eliminated.

   Awards. Each non-employee director who was in office prior to the date of the closing of the initial public offering of the Common Stock in August 1996 (the "IPO Date") and remained in office as of the IPO Date was granted an option to purchase 10,000 shares of Common Stock.

   Each non-employee director who first becomes a member of the Board after the IPO Date will be granted an option to purchase 10,000 shares of Common Stock automatically upon election to the Board of Directors.

   Each non-employee director will be granted an option to purchase 15,000 additional shares of Common Stock automatically on the close of business of the day of the Company's annual meeting of stockholders at which such non-employee director is elected or re-elected.

   All options granted under the Plan shall be non-statutory options not intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

   Exercise Price and Payment. Options under the Plan provide the right to purchase shares of Common Stock at a price equal to 100% of the fair market value of such shares on the date of the grant. The option price is payable in cash, shares of Common Stock already owned by the optionee, or any combination of cash and shares of Common Stock which in the aggregate are equal in value to the purchase price. Any grant of options shall provide for the deferred payment of the option price on the sale of some or all of the shares obtained from the exercise. As of the Record Date, the fair market value of the Common Stock was $3.87 per share.

   Vesting. Except in the case of cessation of service as described below, each option for 10,000 shares automatically granted to a non-employee director who was in office prior to the IPO Date or who first becomes a member of the Board after the IPO Date shall be exercisable in full on the date of grant and each other option automatically granted under the Plan will vest 33 1/3 percent after 1 year from date of grant, 66 2/3 percent after 2 years from date of grant and 100 percent after 3 years from date of grant, provided, however, that notwithstanding anything to the contrary, the third installment shall vest on the earlier of (a) the third anniversary of the date of grant or (b) the date of the Company's annual meeting of stockholders held during the calendar year of the third anniversary of the date of grant. Each option granted under the Plan will expire 10 years from the date of grant and will be subject to earlier termination as described below. If a non-employee director subsequently becomes an employee of the Company while remaining a member of the Board, any options held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

   Cessation of Service. Except as provided in the Plan, no option will be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee will become immediately exercisable. If an optionee's service as a director ceases for any reason, such exercisable options may be exercised by the optionee within one year after such cessation of service. If an optionee dies within such one-year period, or if cessation of his or her service is due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. In no event may an option be exercised beyond its expiration date.

   Administration. The Plan is administered by a committee consisting of all directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee, is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the times at which options will be granted or will become exercisable, the number of shares subject to any such options or the Plan, or the purchase price thereunder, except for adjustments as described below.

   Eligibility. All members of the Board of Directors who are not current employees of the Company or any of its subsidiaries at the time of an option award are eligible to participate in the Plan. As of the Record Date, there were six non-employee directors of the Company.

   Transferability. Options awarded under the Plan will not be transferable by a participant other than (a) by will or the laws of descent and distribution,
(b) pursuant to a qualified domestic relations order or (c) to a transferee, as provided in the option agreement, who may sell shares of Common Stock upon exercise of such option pursuant to the rules and regulations relating to use of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

   Adjustments. The Board of Directors is required to make or provide for adjustments in the option price; the number or kind of shares or other securities covered by outstanding options; the number or kind of shares of the Company's capital stock or other securities which may be acquired pursuant to options granted under the Plan; and the number of such securities to be awarded to each optionee as the Board of Directors in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company, (b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board of Directors may provide in substitution for any or all outstanding options under the Plan such alternative consideration (including securities of another issuer) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The determination of the Board of Directors as to what adjustments will be made, and the extent thereof, will be final, binding and conclusive.

   Amendments, Termination and Miscellaneous. The Board of Directors, at any time and from time to time, may amend, suspend or terminate the Amended Non-employee Directors' Plan; provided, however, that (a) except as expressly authorized by the Amended Non-employee Directors' Plan, no such amendment shall increase the maximum number of shares specified in Section 2 of the Amended Non-employee Directors' Plan without the further approval of the stockholders of the Company and (b) amendments revising the amount, price or timing of option awards shall not be made more frequently than once every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended (the"Code"), the Employee Retirement Income Security Act, or the rules thereunder. Without the written consent of the optionee, no amendment, suspension or termination of the Amended Non-employee Directors' Plan can adversely affect any option previously granted under the Plan, but it will be conclusively presumed that any adjustment as described in the preceding paragraph does not adversely affect any such right.

   The Amended Non-employee Directors' Plan will terminate at such time as all of the shares of Common Stock authorized thereunder have been granted, unless further amended to increase the number of shares. In the event that at any future grant date, the aggregate number of options to be granted at such time exceeds the remaining options available under the Amended Non-employee Directors' Plan as determined in accordance therewith, the remaining options available will be granted to the non-employee director entitled to such grant, and if there is more than one non-employee director, then the remaining options shall be granted to such non-employee directors on a pro-rata basis. Termination of the Amended Non-employee Directors' Plan, however, will not affect outstanding options granted prior to such termination, and all unexpired options will continue in full force and operation after termination of the Amended Non-employee Directors' Plan, except as they lapse or terminate by their own terms and conditions. The terms of the Amended Non-employee Directors' Plan will continue to apply to such options.

Federal Income Tax Consequences

   The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended Non-employee Directors' Plan. This summary is not intended to be complete and does not describe state or local tax consequences.

   Tax Consequences to Participants. In general, (a) no income will be recognized by an optionee at the time an option is granted; (b) at the time of exercise of an option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (c) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

   In limited circumstances where the sale of stock received as a result of a grant or award could subject a director to suit under Section 16(b) of the Exchange Act, the tax consequences to the director may differ from the tax consequences described above. In these circumstances, unless a special election under Section 83(b) of the Code has been made, the principal difference (in cases where the director would otherwise be currently taxed upon his receipt of the stock) usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the director to suit under Section 16(b) of the Exchange Act, but no longer than six months.

   Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

                       COMPENSATION OF EXECUTIVE OFFICERS

   We are required by the SEC to disclose compensation paid by the Company during the last three fiscal years to (a) the Company's Chief Executive Officer; (b) the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2000; and (c) up to two additional individuals for whom such disclosure would have been provided under clause (a) and (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal 2000; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

   Accordingly, the following sections disclose information regarding compensation paid by the Company during the last three fiscal years to (a) Mr. Yuen, the Company's Chief Executive Officer; (b) Mssrs. Gardner, Cortright and AuYeung, the most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2000 and whose salary and bonus exceeded $100,000; and (c) Mr. Wan, for whom disclosure would be required as one of our most highly-compensated executive officers, but for the fact that he was not serving as an executive officer of the Company at the end of Fiscal 2000. We refer to all of these officers as the "Named Executive Officers."

                           Summary Compensation Table

                                                                           Long-Term
                                                                          Compensation
                                                                             Awards
                                                                          ------------
                                                                           Securities
                                  Annual Compensation                      Underlying
                                  ----------------------   Other Annual     Options/        All Other
Name and Principal Position  Year Salary ($)   Bonus ($) Compensation ($)   SARS(#)      Compensation ($)
---------------------------  ---- ----------   --------- ---------------- ------------   ----------------
Thomas C.K. Yuen..........   2000  $264,500(1)      --            --            -- (2)       $  2,100(3)
Chairman of the Board and    1999  $225,000(1)      --            --         70,000               --
Chief Executive Officer      1998  $281,250     $ 1,000           --        110,000               --


James Gardner(4)..........   2000  $109,446(1)      --            --            -- (5)       $  3,531(3)
Vice President, Operations   1999    38,776         --            --        110,000               --
                             1998       --          --            --            --                --

John AuYeung(6)...........   2000  $196,500(1)      --            --            -- (7)       $  2,625(3)
                             1999  $182,500(1)  $10,000           --        115,000               --
                             1998  $ 75,000     $95,500           --        225,000(8)            --

Thomas W. T. Wan(9).......   2000  $105,292         --       $118,287(10)       -- (11)      $550,000(12)
                             1999  $257,881(1)      --       $ 41,743(10)    80,000               --
                             1998  $144,228         --       $ 43,787(10)   285,000               --

Charles Cortright(13).....   2000  $139,000(1)      --            --         20,000(14)      $  2,790(3)
                             1999  $ 12,000         --            --        110,000               --
                             1998       --          --            --            --                --

--------
 (1) Portions of Mr. Yuen's, Mr. AuYeung's and Mr. Gardner's salaries in Fiscal 1999 were deferred under the Company's 401(k) Plan. Portions of Messrs. Yuen's, Gardner's, AuYeung's and Cortright's salaries in Fiscal 2000 were deferred under the Company's 401(k) Plan.

 (2) Does not include a nonqualified stock option granted by SRSWOWcast in Fiscal 2000 to Mr. Yuen to purchase 600,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

 (3) Represents contributions by the Company for the benefit of the executive to the Company's 401(k) Plan.

 (4) Mr. Gardner became an executive officer of the Company in August 1999.

                                         (Footnotes continued on the next page.)

(Footnotes contined from the previous page.)
--------
 (5) Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2000 to Mr. Gardner to purchase 40,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

 (6) Dr. AuYeung became an executive officer and an employee of the Company on July 1, 1998. Dr. AuYeung was a director of the Company from May 1996 to January 2001 and as such was, prior to July 1, 1998, compensated as a non-employee director of the Company. In Fiscal 1998, Dr. AuYeung earned $250 as a non-employee director which is not included in the amount set forth in the Summary Compensation Table. See "Information About the Board of Directors and Committees of the Board--Compensation of Directors." Dr. AuYeung ceased to be an executive officer and employee of the Company in February 2001.

 (7) Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2000 to Mr. AuYeung to purchase 450,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

 (8) Of the aggregate amount of securities underlying options granted to Dr. AuYeung, 15,000 represent shares of Common Stock underlying an option grant awarded to Dr. AuYeung as a non-employee director of the Company.

 (9) Mr. Wan became an executive officer of the Company on March 2, 1998 in connection with the Company's acquisition of Valence. All compensation amounts payable to Mr. Wan pursuant to his employment agreement are in Hong Kong dollars; however, for purposes of disclosure in this table, all compensation amounts are expressed in U.S. dollars at a conversion rate of
     7.75 Hong Kong dollars to 1 U.S. dollar for 1998 and 1999 and 7.80 Hong Kong dollars to 1 U.S. dollar for 2000. Mr. Wan ceased to be an executive officer and employee of the Company in July 2000.

(10) For Mr. Wan, the amount attributable to perquisites in Fiscal 1999 was attributable solely to a housing allowance. The amount attributable to perquisites in Fiscal 1998 includes a $41,743 housing allowance; the remaining perquisites and the related amounts did not meet the disclosure threshold established by the SEC. For Fiscal 2000, consists of: a housing allowance of $54,758 and a cash payout for accrued but unused vacation of $63,528.

(11) Does not include a nonqualified stock option granted by SRSWOWcast in Fiscal 2000 to Mr. Wan to purchase 300,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

(12) Consists of $500,000 we paid to Mr. Wan in July 2000 in connection with his voluntary resignation as a director and executive officer, plus $50,000 for consultancy services rendered by Mr. Wan from August 2000 to December 2000.

(13) Mr. Cortright became an executive officer of the Company on March 15, 2000. He ceased to be an employee and executive officer of the Company on January 19, 2001.

(14) Does not include an incentive stock option granted by SRSWOWcast in Fiscal 2000 to Mr. Cortright to purchase 600,000 shares of common stock of our majority-owned subsidiary, SRSWOWcast, at an exercise price of $0.15 per share.

Stock Options

   Stock Option Grants. The following table shows all stock option grants to the Named Executive Officers during Fiscal 2000.

                                            Individual Grants                     Potential Realizable
                         --------------------------------------------------------   Value at Assumed
                            Number of                                             Annual Rates of Stock
                            Securities     % of Total   Exercise                   Price Appreciation
                            Underlying    Options/SARs   or Base                    for Option Term(4)
                           Options/SARs    Granted to     Price                   ---------------------
Name                     Granted(#)(1)(2) All Employees ($/sh)(3) Expiration Date 5% ($)      10% ($)
----                     ---------------- ------------- --------- --------------- ---------- ----------
Thomas C.K. Yuen........         --            --           --             --              0          0
James Gardner...........         --            --           --             --              0          0
John AuYeung............         --            --           --             --              0          0
Thomas W. T. Wan........         --            --           --             --              0          0
Charles Cortright.......      20,000(5)       3.46%       19.00      3/20/2010(6)    238,980    605,622

--------
(1) Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2) Does not include options granted by SRSWOWcast in Fiscal 2000 to the Named Executive Officers to purchase shares of common stock of our majority-owned subsidiary, SRSWOWcast. SRSWOWcast granted the following number of options to the Named Executive Officers in Fiscal 2000: Mr. Yuen--600,000, Mr. Gardner--40,000, Mr. AuYeung--450,000, Mr. Wan--300,000, and
    Mr. Cortright--600,000. Each of these options have an expiration date of March 9, 2010 and an exercise price of $0.15 per share. There is no public market for SRSWOWcast's common stock. The options granted to Mssrs. Gardner, AuYeung and Cortright are incentive stock options that vest over a period of four years, while the options granted to Mssrs. Yuen and Wan are nonqualified stock options that vest over a period of four years.

(3) All options were granted at the fair market value on the date of grant.

(4) We are required by the SEC to use 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent our estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

(5) Nonqualified stock options which vest pro rata over a five year period from the date of grant.

(6) Mr. Cortright ceased to be an employee and executive officer of the Company on January 19, 2001. All unvested options, including the 20,000 options granted during 2000, expired on that date.

   Option Exercises/Fiscal Year End Value. The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during Fiscal 2000.

  Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR
                                     Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                   Options/SARs at      In-the-Money Options/SARs
                           Shares     Value      Fiscal Year End(2)     at Fiscal Year End ($)(1)
                         Acquired on Realized ------------------------- -------------------------
Name                     Exercise(#)  ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
Thomas C.K. Yuen........   144,826   $379,444   307,848       92,500          0            0
James Gardner...........       --         --     27,500       82,500          0            0
John AuYeung............       --         --    167,500      182,500          0            0
Thomas W. T. Wan........       --         --    171,250      193,750          0            0
Charles Cortright.......       --         --     12,500       57,500          0            0

--------
(1) Represents the positive difference between the closing price of the Common Stock on Friday, December 29, 2000 (the last stock trading day of the Fiscal Year) and the exercise price of the options.

(2) Does not include options to purchase shares of common stock of our majority-owned subsidiary, SRSWOWcast. At the end of Fiscal 2000, Mr Yuen held 600,000 options to purchase SRSWOWcast common stock, none of which were exercisable. At the end of Fiscal 2000, Mr. Yuen held 600,000 options to purchase SRSWOWcast common stock, none of which were exercisable. At the end of Fiscal 2000, Mr. Wan held 300,000 options to purchase SRSWOWcast common stock, none of which were exercisable. At the end of Fiscal 2000, Mr. Cortright held 600,000 options to purchase SRSWOWcast common stock, none of which were exercisable. The options held by Mr. AuYeung and Mr. Cortright were cancelled in 2001 on connection with the termination of their respective employment with the Company. There is no public market for SRSWOWcast's common stock.

Employment Contracts and Termination of Employment and Change of Control Arrangements

   Mr. Yuen entered into an employment agreement with the Company effective as of July 1, 1996. Such agreement provided for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provided for a base salary for Mr. Yuen of $175,000 per year commencing July 1, 1996 and $225,000 per year for the 12-month period commencing January 1, 1997; such base salary to be adjusted, thereafter, by the Board of Directors, but not to be reduced below the initial base salary provided in the agreement. Mr. Yuen is permitted to directly engage in other business activities provided such activities are not competitive with the Company. The employment agreement with Mr. Yuen could be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within 10 days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by the employee resulting in a material loss to such entity. The employment agreements could be terminated by the employee upon 60 days prior written notice.

   The initial term of the employment agreement was two years. The agreement automatically renews for additional one year periods unless prior notice of termination is given by either the Company or the employee. Mr. Yuen's employment agreement has been automatically renewed for each successive one year period. Effective April 1, 2000, the Compensation Committee of the Board set Mr. Yuen's annual salary at $300,000.

   In the event the Company either terminates Mr. Yuen's employment agreement at the end of the current term, or terminates such employment agreement during the current term without cause, Mr. Yuen is entitled to receive his salary and benefits for the remainder of the current term of his employment agreement plus an additional period of 12 months. During such period, Mr. Yuen is obligated to provide advisory services and may not compete with the Company. Mr. Yuen's employment agreement also generally provides Mr. Yuen with compensation for the remainder of the current term plus an additional period of 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Mr. Yuen is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement.

   Mr. Wan, who is no longer an employee, had an employment agreement with the Company and Valence effective March 2, 1998 with an initial term ending December 31, 2000. The agreement provided for initial base salary of $239,871 per year commencing March 3, 1998. Such base salary could be adjusted by the Board of Directors, but the base salary for any fiscal year may not be reduced below the initial base salary provided in the agreement. Effective April 1, 2000, the Board increased Mr. Wan's base salary to $358,992. The agreement could be terminated by the Company or by Valence for cause which is defined as
(a) the failure to follow the reasonable instructions of the Board of Directors of the Company or of Valence, (b) the material breach of any term of the agreement and failure to cure such breach within 10 days after written notice thereof from the Company or Valence, or (c) the misappropriation of the assets of the Company or any subsidiary resulting in a material loss to such entity. The agreement could be terminated by Mr. Wan upon 60 days prior written notice. The agreement automatically renewed for additional one year periods unless prior notice of termination was given by either the Company or Mr. Wan. The agreement provided that, in the event that the Company or Valence terminated the agreement either at the end of the current term or during the current term without cause, Mr. Wan was entitled to receive his salary and benefits for the remainder of the current term of the agreement plus an additional period of 12 months. During such period, Mr. Wan was obligated to provide advisory services to the Company and also could not compete with the Company or its subsidiaries. The agreement also provided Mr. Wan with compensation for the remainder of the current term plus an additional 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Mr. Wan was terminated or terminated his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined therein. In March 2000, the rights and obligations of Valence and certain of the rights and obligations of the Company, under the employment agreement were assumed by Valence's successor, ValenceTech.

   On July 27, 2000 (the "Resignation Date"), Mr. Wan and the Company agreed to terminate Mr. Wan's employment agreement for a settlement amount of $500,000, and Mr. Wan resigned as an employee, an officer, a director (including a member of any committees of the Board of Directors) of the Company and ValenceTech. In connection with Mr. Wan's resignation, we entered into a Settlement and Release Agreement with Mr. Wan. Pursuant to the agreement, we made a cash payment of $500,000 to Mr. Wan. Under the terms of the agreement, Mr. Wan from the date of his resignation through December 31, 2001 (the "Continuation Period"), will provide advisory services from time to time to the Chairman of the Board and the Chief Executive Officer of the Company and ValenceTech, as reasonably requested by such individual(s) at a mutually acceptable time and place. The Company anticipates that such advisory services will be limited to transitional or management continuity matters and market trends in the Company's primary market segments. During the Continuation Period, (i) ValenceTech will pay Mr. Wan $10,000 per month; (ii) outstanding options relating to the Company's common stock granted pursuant to the SRS Labs, Inc. Amended and Restated 1996 Long-Term Incentive Plan, as amended (the "SRS Labs Option Plan"), and SRSWOWcast's common stock granted pursuant to the SRSWOWcast.com, Inc. 2000 Supplemental Long-Term Incentive Plan (the "SRSWOWcast Option Plan") will continue to vest according to the schedules set forth in the respective stock option agreements and for purposes of such applicable stock option plans and stock option agreements only, Mr. Wan shall not be deemed to have terminated his employment under any such plan or agreement until December 31, 2001 and
(iii) ValenceTech shall provide the health, life and disability insurance benefits which Mr. Wan was receiving immediately prior to the Resignation Date. The agreement also provides that on December 31, 2001, the date of exercisability of each outstanding option held by Mr. Wan to purchase shares of the Company's common stock or SRSWOWcast's common stock not yet vested shall be immediately accelerated to such date. Mr. Wan shall then have until December 31, 2002 to exercise all vested options. If Mr. Wan accepts employment from any person before December 31, 2001, the monthly cash payments will immediately terminate on the date on which such new employment commences (the "New Employment Date"), the Company will pay Mr. Wan a lump sum severance payment equal to 80% of the balance of the aggregate payments payable under the agreement and the New Employment Date shall be deemed the termination date for all of the Mr. Wan's stock option plans and agreements and Mr. Wan shall have one year from the New Employment Date to exercise all such options vested on or prior to the New Employment Date.

   Dr. AuYeung, who is no longer an employee, entered into an employment agreement with the Company effective July 1, 1998 and initially ending June 30, 1999. The agreement was renewed twice for additional one-year terms. The agreement provided for an initial base salary of $150,000 per year commencing July 1, 1998. Such base salary could be adjusted by the Board of Directors, but the base salary for any fiscal year may not be reduced below the initial base salary provided in the agreement. Effective April 1, 1999, the Board increased Dr. AuYeung's base salary to $216,000. The agreement could be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors of the Company, (b) the material breach of any term of the agreement and failure to cure such breach within ten days after written notice thereof from the Company, or (c) the misappropriation of the assets of the Company or any subsidiary resulting in a material loss to such entity. The agreement could be terminated by Dr. AuYeung upon sixty days prior written notice. In the event that the Company terminated the agreement without cause, Dr. AuYeung was entitled to receive his salary and benefits for the remainder of the then-current term of the agreement plus an additional 6 months. During such respective periods, Dr. AuYeung would be obligated to provide advisory services to the Company. The agreement also provided Dr. AuYeung with compensation for the remainder of the then-current term plus an additional 6 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if Dr. AuYeung was terminated or terminated his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined therein. Dr. AuYeung ceased to be an officer and employee of the Company in February 2001. In connection with his resignation, the Company agreed to extend the date through which his vested stock options were exercisable from three months after the date of his resignation to December 31, 2001.

   In addition to the agreements described above, certain of the Company's plans contain termination or change of control provisions.

Compensation Committee Interlocks and Insider Participation

   From January 1, 2000 through June 15, 2000 the Compensation Committee consisted of Stephen V. Sedmak and John Tu. From June 15, 2000 to December 20, 2000, the Compensation Committee consisted of Stephen V. Sedmak and Robert B. Pfannkuch. Since December 20, 2000, the Compensation Committee has consisted of Gareth Chang and Robert B. Pfannkuch. Stephen V. Sedmak, who served on the Compensation Committee from January 1, 2000 through December 20, 2000, is a founder of the Company, and served as President from the Company's inception in June 1993 through July 1998, and as Chief Operating Officer from June 1996 until July 1998. None of the other members of the Compensation Committee during 2000 was an officer or employee of the Company during 2000 or at any other time. In September 2000, John Tu invested $1 million in SRSWOWcast and received 500,000 shares of SRSWOWcast Series A Convertible Preferred Stock and an immediately exercisable, three year warrant to purchase 50,000 shares of SRSWOWcast common stock, exercisable at $2.50 per share. In connection with this investment, Mr. Tu received registration rights with respect to the SRSWOWcast common stock issuable upon conversion of the Series A Convertible Preferred Stock.

Report of the Compensation Committee

   This Report on Executive Compensation shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   From the beginning of Fiscal 2000 to June 15, 2000, the Compensation Committee was comprised of Stephen V. Sedmak and John Tu. From June 15, 2000 to December 20, 2000, the Compensation Committee consisted of Stephen V. Sedmak and Robert B. Pfannkuch. Since December 20, 2000, the Compensation Committee has consisted of Gareth Chang and Robert B. Pfannkuch. Messrs. Chang, Pfannkuch and Tu have been non-employee directors of the Company at all times during their service on the Compensation Committee.

   The Compensation Committee viewed the compensation process to be evolutionary. Recognizing that this is a complex area and that there is no perfect program that meets the needs of every company, change should be expected from time to time. The Compensation Committee evaluates performance in a changing economic and regulatory environment against the backdrop of the Company's evolution as a leading provider of audio and voice enhancement technology solutions.

   During Fiscal 2000, the Company's compensation philosophy for all of its executive officers was based upon three primary themes: (a) offer base compensation sufficient to attract and retain high quality management talent;
(b) provide variable compensation components (including short and long-term incentive awards) which are linked with the performance of the Company and that align executive remuneration with the interests of the stockholders; and (c) provide a benefits package which is competitive with similarly situated companies.

 Tax Law Limits On Executive Compensation

   Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation in excess of $1 million are deductible only if performance criteria related to such compensation are specified in detail and stockholders have approved the compensation arrangements. The Company believes that it is in the best interests of its stockholders to structure compensation plans to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives.

   The Board will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Board is prepared, if it deems appropriate, to enter into compensation arrangements or pay compensation under which payments may not be deductible under Section 162(m); such deductibility will not be the sole factor used by the Board in ascertaining appropriate levels or modes of compensation.

   In Fiscal 2000, since no executive officer of the Company was expected to earn compensation of $1,000,000 or more (as calculated under Section 162(m)), the Company did not take steps to avail itself of potential deductions for executive officer compensation in excess of $1,000,000.

 Compensation Program Components

   In Fiscal 2000, the components of the Company's executive compensation program consisted of (a) base salary, (b) the opportunity to earn a year-end bonus determined under an incentive bonus program, (c) awards under the Company's discretionary stock option plans, (d) awards under the discretionary stock option plan of SRSWOWcast (the "SRSWOWcast Plan"), (e) individual merit bonuses, viewed on a case-by-case basis, and (f) discretionary Company contributions under the Company's SRS Labs, Inc. 401(k) Plan (the "401(k) Plan"). The SRSWOWcast Plan is administered by the Board of Directors of SRSWOWcast.

   The only award of compensation to the Chief Executive Officer and the other executive officers of the Company which was directly related to the Company's performance was compensation to be earned under the Company's Annual Supplemental Executive Bonus Plan. However, the Compensation Committee also considers the Company's performance as a factor in granting the number of stock options, annual base salary increases and discretionary bonuses. Of course, the compensation benefits related to stock option grants are related to the Company's performance as reflected in the price of the Common Stock underlying the option.

   Base Salary. In Fiscal 2000, on the basis of Mr. Yuen's commitment to devote substantially greater time to the business of the Company, the Board of Directors, effective April 1, 2000, reinstated the Chief Executive Officer's base salary to $300,000 per year. Recognizing the fact that John AuYeung's responsibilities as an executive officer had significantly increased, the Board increased Dr. AuYeung's base salary from $180,000 to $216,000 per year, effective April 1, 2000, to be more in accord with the competitive salaries for similar positions. The Compensation Committee reviewed the base compensation of Thomas W. T. Wan, Chief Executive Officer of ValanceTech and an executive officer of the Company, and determined that, based upon his performance and the competitive market conditions, his base salary be increased, effective April 1, 2000, to $358,992 per year.

   Incentive Bonus Plan. In Fiscal 2000, executive officers of the Company were eligible to receive an incentive bonus under the Annual Supplemental Executive Bonus Plan (the "Supplemental Plan"). The Supplemental Plan (a) recognizes that management's contribution to stockholders returns comes from maximizing earnings and the quality of those earnings, and (b) is designed to provide a performance-based incentive for the Company's executive officers and to attract and retain qualified personnel.

   Under the Supplemental Plan, bonuses are paid based on a percentage of the excess of the Company's actual operating profit for the applicable fiscal year over targeted operating profit goals for that year. Bonus amounts under the Supplemental Plan are divided equally among the Company's executive officers. Executive officers who are employed for a portion of the applicable fiscal year are entitled to a pro-rated bonus share, with the remaining bonus share being returned to the pool to be divided equally among the other executive officers who held their positions for the entire fiscal year.

   The targets for the Supplemental Plan were established in Fiscal 2000 by the Board of Directors. The Supplemental Plan was administered by the Compensation Committee for Fiscal 2000 and is subject to change or termination by the Company at any time. In Fiscal 2000, no bonus amounts were earned by any participant in the Supplemental Plan.

   Stock Options. In Fiscal 2000, the Compensation Committee awarded no options to purchase shares of Common Stock to the Chief Executive Officer and options to purchase an aggregate of 45,000 shares of Common Stock to the Company's other executive officers. In addition, the Board of Directors of the Company's SRSWOWcast subsidiary granted options to purchase 600,000 shares of SRSWOWcast common stock to Mr. Yuen, the Company's Chief Executive Officer, and options to purchase 1,690,000 shares of SRSWOWcast common stock to the Company's other executive officers, in recognition of contributions made by such officers to SRSWOWcast. To date, the Compensation Committee has viewed the options program as a necessary supplement to the base salary to provide a competitive compensation package as well as a reward and an incentive for superior on-the-job performance. See the table under this caption "Compensation of Executive Officers--Stock Options--Option/SAR Grants in Last Fiscal Year" herein.

   Discretionary Bonus. In Fiscal 2000, the Board of Directors did not award any discretionary bonuses to any of the Company's executive officers.

   401(k) Plan. In addition to the executive officers, all employees of the Company who are at least 21 years of age and who have completed three months of service are eligible to participate in the SRS Labs, Inc. 401(k) Plan (the "401(k) Plan"), a plan which is intended to qualify under Sections 401(a) and 401(k) of the Code. Participants in the 401(k) Plan may make effective salary reduction contributions to the 401(k) Plan of up to 15% of their annual compensation, not to exceed $10,000 in Fiscal 2000, as adjusted for inflation. In addition, the Company also may contribute additional amounts determined in its sole discretion. The level of the Company's contributions is related to the Company's financial ability to make a contribution and the competitive compensation packages offered to employees at comparable companies. Employee contributions and the Company contributions, if any, are fully vested and non-forfeitable at all times. Benefits under the 401(k) Plan generally become payable upon separation from service, retirement, death or disability. In Fiscal 2000, Thomas C.K. Yuen, Dr. AuYeung, James Gardner, Alan Kraemer and Charles Cortright all participated in the 401(k) Plan. The Company made a contribution to the 401(k) Plan in Fiscal 2000 in the amount of $2,100 for the benefit of the Chief Executive Officer and in the aggregate amount of $10,896 for the benefit of the other executive officers.

                                          SRS LABS, INC.
                                          COMPENSATION COMMITTEE

                                          Robert Pfannkuch(1)
                                          Gareth Chang(2)
                                          Steven V. Sedmak(3)
                                          John Tu(4)

(1) Member of the Compensation Committee beginning June 15, 2000.

(2) Member of the Compensation Committee beginning December 20, 2000.

(3) Member of the Compensation Committee until December 20, 2000.

(4) Member of the Compensation Committee until June 15, 2000.

Performance Graph

   The following graph compares the cumulative total stockholder return on the Common Stock for the last four fiscal years with the cumulative total return on
(a) the S&P Smallcap 600 Index and (b) an index of five (5) peer companies selected by the Company. The search was limited to publicly-traded companies in the audio enhancements and technology business with market capitalizations of under $100 million. This peer group is the same as the one selected by the Company for Fiscal 1999, with the exception of Aureal Semiconductor Inc., which was acquired during Fiscal 2000. This peer group index is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, undergo significant changes, or as new competitors emerge. The comparison assumes $100 was invested on August 9, 1996, in SRS Labs stock and in each of the indices shown and assumes that all of the dividends were reinvested.

   The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.
                    Comparison of Cumulative Total Return(1)


                        [PERFORMANCE GRAPH APPEARS HERE]

                          8/9/1996(2) 12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/31/2000
                          ----------- ---------- ---------- ---------- ---------- ----------
SRS.....................    100.00      107.81      92.97      45.31      73.44      25.79
S&P 600 Smallcap Index..    100.00      117.14     147.11     151.12     169.87     189.91
Peer Company Index(3)...    100.00       78.16     144.43      66.50      56.55      27.80

--------
(1) The graph assumes that the value of the investment in the Common Stock and in each index was $100 at August 9, 1996. The returns of each component issuer in the peer group have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

(2) SRS Labs, Inc. first became a reporting company, pursuant to Section 13(a) of the Exchange Act, in August 1996. Its stock began to trade on August 9, 1996.

(3) ACT Teleconferencing, Andrea Electronics Corp., NCT Group, Inc., Sensory Science Corp., and Spatializer Audio Laboratories, Inc.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

   The Company's corporate headquarters are located in Santa Ana, California, in a 23,400 square foot facility consisting of office and warehouse space. The Company leases the facility from Daimler Commerce Partners, L.P. (the "Partnership"), an affiliated partnership. The general partner of the Partnership is Conifer Investments, Inc. ("Conifer"). The sole shareholders of Conifer are Thomas C.K. Yuen and Misako Yuen, as co-trustees of the Thomas Yuen Family Trust (the "Trust"), and the executive officers of Conifer include
Mr. and Mrs. Yuen. Mr. and Mrs. Yuen, as co-trustees of the Trust, also beneficially own a significant amount of the Company's outstanding shares of Common Stock. Mr. Yuen is the Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Company's lease agreement with the Partnership, the Company leases all 23,400 square feet of space at the above-referenced facility. The initial lease term commenced June 1, 1997 and expired on May 31, 2000, with an option to renew. The Company exercised its option to renew the lease, under similar terms and conditions, for two additional years commencing on June 1, 2000 and terminating on May 31, 2002. The Company paid the Partnership rent of $175,500 during Fiscal 2000.

   The Company and Sierra Digital Productions, Inc. ("Sierra Digital") entered into a Consulting Agreement dated August 23, 1994, pursuant to which Sierra Digital provides product definition, development and design services on a 100% time commitment basis to the Company in connection with the Company's research and development of its sound technologies. The president and sole shareholder of Sierra Digital is Alan D. Kraemer, the Company's Vice President of Engineering. Pursuant to the Consulting Agreement, the Company pays to Sierra Digital a monthly retainer of $10,083.33 per month plus expenses. For the 2000 Fiscal Year, the Company paid Sierra Digital $111,958. The Company paid Sierra Digital $90,000 and $87,900 during fiscal 1999 and fiscal 1998, respectively.

   In addition to the Consulting Agreement, Mr. Kraemer entered into an employment agreement with the Company effective as of July 1, 1996. Such agreement provides for a fixed base salary, with annual increases and performance bonuses at the discretion of the Board of Directors. The agreement provides for base salary of $65,000 per year commencing July 1, 1996. Thereafter, such base salary may be adjusted by the Board of Directors, but it may not be reduced below the initial base salary provided in the agreement. Mr. Kraemer's employment agreement acknowledges that he serves as President of Sierra Digital and that he may continue to do so while employed by the Company. The employment agreement may be terminated by the Company for cause which is defined as (a) the failure to follow the reasonable instructions of the Board of Directors, (b) the material breach of any term of the employment agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company, or (c) the misappropriation of assets of the Company or any subsidiary by the employee resulting in a material loss to such entity. The employment agreement may be terminated by Mr. Kraemer upon sixty (60) days prior written notice. The initial term of the employment agreement was from May 1, 1996 to April 30, 1999. The employment agreement automatically renews for additional one (1) year periods unless prior notice of termination is given by either the Company or the employee. The employment agreement has been automatically renewed for each successive renewal period. In the event that the Company either terminates the employment agreement at the end of the current term, or terminates the employment agreement during the current term without cause, the employee is entitled to receive his salary and benefits for the remainder of the current term of the employment agreement plus an additional period of twelve months. During such period, the employee is obligated to provide advisory services and may not compete with the Company. The employment agreement also generally provides the employee with compensation for the remainder of the current term plus an additional 12 months and certain other benefits and for the acceleration of the date of vesting for outstanding stock options if the employee is terminated or terminates his employment for certain enumerated reasons within 90 days before or one year after a change in control in the Company, as defined in the employment agreement. For Fiscal 2000, Mr. Kraemer was paid $65,000 pursuant to the employment agreement. The Company paid Mr. Kramer $65,000 and $90,189 under the employment agreement during fiscal 1999 and fiscal 1998, respectively. In addition, the Company made a contribution in the amount of $813 for the benefit of Mr. Kraemer to the Company's 401(k) plan during Fiscal 2000.

   As of the Record Date, Mr. Kraemer held 250 shares of Common Stock and held stock options giving him the right to acquire 110,873 shares of Common Stock through June 18, 2001 (within 60 days of the Record Date). In addition, Mr. Kraemer held SRSWOWcast stock options giving him the right to acquire 75,000 shares of SRSWOWcast common stock through June 18, 2001. In Fiscal 2000, the Company granted a nonqualified stock option to Mr. Kraemer to purchase 20,000 shares of Common Stock at an exercise price of $19.00 per share. The option, which was not exercisable at the end of Fiscal 2000, has an expiration date of March 30, 2010 and vests over a four-year period. The option granted to Mr. Kraemer represented 3.46% of the total options granted to all employees in Fiscal 2000. The potential realizable value of the option for the term of the option is $238,980 assuming a 5% annual rate of stock appreciation and $605,622 assuming a 10% annual rate of stock appreciation. At the end of Fiscal 2000, Mr. Kraemer held 165,265 SRS Labs, Inc. stock options, 98,373 of which were exercisable. The value of unexercised in-the-money options held by Mr. Kraemer at the end of Fiscal 2000 was $20,443, all of which related to exercisable options. During Fiscal 2000, Mr. Kraemer exercised a total of 10,000 options. The positive difference between the closing price of the options on the exercise date and the exercise price of the options exercised was $115,600.

   In Fiscal 2000, SRSWOWcast granted an incentive stock option to Mr. Kraemer to purchase 300,000 shares of common stock of SRSWOWcast, at an exercise price of $0.15 per share, none of which were exercisable at the end of Fiscal 2000. The SRSWOWcast option has an expiration date of March 9, 2010 and vests over a four-year period.

   Mr. Raymond Choi, a beneficial owner of more than 5% of the shares of the Company's Common Stock, an executive director of ValenceTech and the President of Valence Semiconductor Design Limited ("VSD"), an indirect subsidiary of the Company and ValenceTech, entered into an employment agreement with the Company and VSD, effective March 2, 1998, in connection with the Company's acquisition of Valence. The agreement provided for an initial base salary of $184,516 per year commencing March 3, 1998, which may be adjusted by the Board of Directors, but not below the initial base salary. In 1999, Mr. Choi's base salary was $244,950 per year. The agreement may be terminated for cause (defined in a similar manner as Mr. Kraemer's employment agreement referenced above) and may be terminated by Mr. Choi upon 60 days prior written notice. The initial term of the agreement ended December 31, 2000 but such agreement automatically renews for additional one year periods unless prior written notice of termination is given by the Company or the employee. In the event of that the Company or VSD terminates the agreement without cause (or decides not to renew such contract), Mr. Choi would be entitled to receive his salary and benefits for the remainder of the current term of the agreement plus an additional period of 12 months. During such period, Mr. Choi would be obligated to provide advisory services to the Company and may not compete with the Company or its subsidiaries. In addition, the employment agreement of Mr. Choi provides for similar benefits as provided under Mr. Kraemer's employment contract in the context of a change of control. On June 9, 2000, the Company, Valence and Mr. Choi cancelled the previous employment agreement and entered, in lieu thereof, into a new employment agreement to which the only parties were ValenceTech, the successor to Valence, and Mr. Choi, with an effective date of April 1, 2000. The new agreement provided for a new initial base salary of $281,692, and contained provisions similar to Mr. Choi's previous employment agreement dated March 2, 1998, except the new agreement does not have a provision regarding a change of control.

   On September 29, 2000, our majority-owned subsidiary SRSWOWcast entered into a Series A Preferred Stock and Warrant Purchase Agreement (the "Agreement") with certain investors, including two of our directors (Messrs. Tu and Yuen), relating to the purchase and sale of up to 3,000,000 shares of SRSWOWcast Series A Convertible Preferred Stock ("Preferred Stock") for a purchase price of $2.00 per share (the "Private Placement"). In November 2000, pursuant to the Agreement, Messrs. Tu and Yuen each invested $1 million in SRSWOWcast in exchange for 500,000 shares of Preferred Stock. Each share of Preferred Stock is convertible into one share of SRSWOWcast common stock, subject to applicable antidilution adjustments. Messrs. Tu and Yuen also each received an immediately exercisable, three year warrant evidencing a right to purchase 50,000 shares of SRSWOWcast's common stock, exercisable at $2.50 per share. In connection with the Private Placement we granted registration rights to the investors, including Mssrs. Tu and Yuen, with respect to shares of SRSWOWcast common stock issuable upon conversion of the Preferred Stock and the exercise of the warrants.

   In the opinion of management, the terms of the above-described agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of their execution.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

   To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during Fiscal 2000 and, except as disclosed in the following sentence, our officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements. Thomas Wan, one of our principal stockholders and a former director and executive officer, filed one late Form 4 in connection with one sale of our common stock in May 2000.

                   INFORMATION ABOUT OUR INDEPENDENT AUDITORS

   The Board of Directors selected the firm of Deloitte & Touche LLP ("Deloitte & Touche"), independent certified public accountants, as auditors for Fiscal 2000 and has selected such firm to act as independent auditors for the fiscal year ending December 31, 2001. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Relationship of the Company with Independent Auditors

   During Fiscal 2000, Deloitte & Touche also was engaged by us to provide certain consulting services.

   Audit Fees. We paid Deloitte & Touche $140,500 in aggregate fees for the 2000 annual audit and for review of the Company's financial statements included in its Form 10-Qs for the 2000 fiscal year.

   Financial Information Systems Design and Implementation Fees. We did not engage Deloitte & Touche to perform any information technology services for the 2000 fiscal year.

   All Other Fees. We paid Deloitte & Touche for the 2000 fiscal year $234,000 for all other services, including accounting services related to the initial public offering of one of our subsidiaries which we decided not to proceed with because of market condition and various United States and foreign tax consulting services.

   The Audit Committee considered whether, and determined that, the auditors' provision of other non-audit services was compatible with maintaining the auditor's independence.

Report of the Audit Committee of the Board of Directors

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          Submitted by the Audit Committee:

                                          Jeffrey I. Scheinrock (Chairman)
                                          John Tu
                                          Sam Yau

                      SUBMISSION OF STOCKHOLDER PROPOSALS
              AND DIRECTOR NOMINATIONS FOR THE 2002 ANNUAL MEETING

Nominations for Directors for the 2002 Annual Meeting

   No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the annual meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

   Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

   Therefore, in order to be timely for the 2002 Annual Meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not earlier than March 16, 2002 and not later than April 15, 2002. To be effective, the written notice must include (a) the name and address as they appear on our books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;
(b) a representation that the stockholder giving the notice is a holder of record of our stock entitled to vote at the Annual Meeting to nominate the person or persons specified in the notice; (c) the number of shares of common stock owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made; (d) a description of all arrangements or understandings between or among any of (i) the stockholder giving the notice, (ii) the beneficial owner on whose behalf the notice is given, (iii) each nominee, and (iv) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice; (e) such other information regarding each nominee proposed by the stockholder giving the notice as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission (the "SEC") had the nominee been nominated, or intended to be nominated, by the Board; and (f) the signed consent of each nominee to serve as a director of the Company if so elected.

Stockholder Proposals for the 2002 Annual Meeting

   Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

   If you want us to consider including a proposal in the Company's proxy materials relating to the annual meeting of stockholders to be held in the year 2002, you must submit such proposal to the Company no later than December 31, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

   With respect to any proposal that one of our a stockholders presents at the annual meeting of stockholders to be held in the year 2002 that is not submitted for inclusion in the Company's proxy materials, to be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the 2002 Annual Meeting, a stockholder's notice regarding a proposal not to be included in the Company's proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 16, 2002 and not later than April 15, 2002. With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2002 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) we are is notified of such proposal no later than April 15, 2002, and (b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

   To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORT

   You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at the address of the Company set forth on the first page of this Proxy Statement, attention: Darrell
E. Baker, Secretary.

                                 OTHER MATTERS

   The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                          By Order of the Board of Directors,

                                          /s/ DARRELL E. BAKER
                                          Darrell E. Baker
                                          Vice President--Finance and
                                           Secretary

Santa Ana, California
April 30, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

INTRODUCTION

   SRS Labs, Inc.'s executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Corporation has established, through its bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

   This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board of Directors will review and assess the adequacy of this Charter annually.

MISSION STATEMENT

   Oversight of the (i) financial reporting process, the system of internal controls and the audit process and (ii) independent auditors. In carrying out this purpose, the Committee will maintain and facilitate free and open communication between directors, the independent auditors, the internal auditor and the financial management of the Corporation.

GENERAL GUIDELINES

Size, Composition and Term of Appointment

   The Audit Committee shall consist of no fewer than three directors each of whom are independent of management and the Corporation. Each member shall be financially literate and at least one of member shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), the Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers ("NASD") or other regulatory body. The Board of Directors shall appoint the Audit Committee's Chairperson and members annually.

Meetings

   The Committee will meet on a quarterly basis, prior to the release of earnings, and special meetings may be called when circumstances require.

Oversight by the Board of Directors

   The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

   The Board will determine annually that the Committee's members are independent, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Committee has fulfilled its duties and responsibilities.

Authority

   The Committee derives its authority from the Bylaws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities.

   The Committee acts on the Board's behalf in the matters outlined below.

External Auditors

   The Audit Committee will evaluate the performance of, and make recommendations to the Board of Directors regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

   The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

   The Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

   The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

   The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

   The Committee and the Board of Directors should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

Financial Statements

   The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by the Internal Audit Director, if any, and the independent public accountants). Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with the requirements of SAS 61. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Corporation's annual report on Form 10-K.

   The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

   The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

   The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

   The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

Private Discussions with Independent Public Accountants

   The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff.

   The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD.

Post-Audit Review

   The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

   The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

Litigation

   The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

Other

   The Committee will review the internal audit function of the Corporation.

   The Committee will initiate the investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

   The Committee will prepare a report for inclusion in the Corporation's proxy statement for its annual meeting of shareholders describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC.

                                                                      APPENDIX B

                                 SRS LABS, INC.
                              AMENDED AND RESTATED
                          1996 NON-EMPLOYEE DIRECTORS
                         STOCK OPTION PLAN, AS AMENDED

SECTION 1. PURPOSE.

   The purpose of the SRS Labs, Inc. Amended and Restated 1996 Non-employee Directors' Stock Option Plan, as Amended (the "Plan") is to attract, retain and compensate highly qualified individuals to serve as members of the Board of Directors (the "Board") of SRS Labs, Inc. (the "Company") who are not current employees of the Company and to enable them to increase their ownership of shares of Common Stock, par value $.001 per share, of the Company ("Common Stock"). The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest and identification with stockholders in increasing the value of Common Stock.

SECTION 2. SHARES SUBJECT TO PLAN.

   The total number of shares of Common Stock with respect to which options may be granted under the Plan shall not exceed 500,000 (as adjusted pursuant to Section 7 hereof). Shares issued upon exercise of options granted under the Plan may be either authorized and previously unissued shares, issued shares which have been reacquired by the Company, or any combination thereof. In the event that any option granted under the Plan shall terminate, expire or, with the consent of the optionee, be canceled as to any shares of Common Stock, without having been exercised in full, new options may be granted with respect to such shares without again being charged against the maximum share limitations set forth above in this Section 2.

SECTION 3. ADMINISTRATION.

   The Plan shall be administered by a committee consisting of all directors who are not eligible to participate in the Plan (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have no discretion with respect to the eligibility or selection of directors to receive options under the Plan, the times at which options shall be granted or shall become exercisable, the number of shares subject to any such options or the Plan, or the purchase price thereunder, except for adjustments as described in Section 7. The determination of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons, including, without limitation, the Company, its shareholders, and persons granted options under the Plan. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes hereof. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal substantive laws of the State of Delaware.

SECTION 4. ELIGIBILITY.

   All members of the Board who are not current employees of the Company or any of its subsidiaries at the time of an option award ("Non-employee Directors") are eligible to participate in the Plan.

SECTION 5. OPTION AWARDS.

   a) Initial Awards After the IPO. Each Non-employee Director who was in office prior to the IPO Date and remains in office as of the IPO Date shall be granted options to purchase 10,000 shares of Common Stock.

Such options shall be granted on the IPO Date. For purposes of the Plan, "IPO Date" means the date of the closing of the initial public offering of Common Stock pursuant to the Registration Statement on Form SB-2 (Registration No. 333-4974-LA) of the Company filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "IPO").

   (b) Future Awards.

     (i) Each Non-employee Director who first becomes a member of the Board after the IPO Date shall be granted an option to purchase 10,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically upon election to the Board.

     (ii) Each Non-employee Director shall be granted an option to purchase 15,000 shares of Common Stock (as adjusted pursuant to Section 7 hereof) automatically effective as of the close of business on the date of each of the Company's Annual Meeting of Stockholders at which such Non-employee Director is elected a Non-employee Director.

   (c) Non-Statutory Stock Options. All options granted under the Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each option granted under the Plan shall provide that such option shall not be treated as an "incentive stock option," as that term is defined in Section 422(b) of the Code.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

   All options granted under the Plan shall be evidenced by stock option agreements in writing (hereinafter referenced to as "option agreements"), in such form as the Committee may from time to time approve, executed on behalf of the Company by the Chairman of the Board, the President or any other authorized officer of the Company. Each option agreement shall be subject to the Plan, and, in addition to such other terms and conditions as the Committee may deem desirable, shall provide in substance as follows:

   (a) Purchase Price. The purchase price per share of Common Stock for which each option is exercisable shall be equal to 100% of the fair market value of a share of Common Stock as of the date such option is granted ("Fair Market Value"). Such Fair Market Value shall be, for any date, (i) the closing price of Common Stock on such date, if available, or, if there are no sales of Common Stock on such date or if a closing sales price is not available, (ii) the average of the "bid" and "asked" prices of Common Stock on such date, in each case as reported by the National Association of Securities Dealers Automated Quotation System or any national securities exchange on which Common Stock is then traded, or if (i) or (ii) are not available, the fair market value on such date as determined by the Committee in accordance with applicable law and regulations. The option price shall be subject to adjustment as provided in
Section 7 hereof.

   (b) Exercisability and Terms of Options. Subject to Section 6(c) hereof, each option granted pursuant to Section 5(a) and 5(b)(i) hereof shall be exercisable in full on the date of grant, and each option granted pursuant to
Section 5(b)(ii) hereof shall be exercisable in three equal annual installments commencing on the first anniversary of the date of grant, provided, however, that notwithstanding anything to the contrary, the third installment shall vest on the earlier of (i) the third anniversary of the date of grant or (ii) the date of the Company's annual meeting of stockholders held during the calendar year of the third anniversary of the date of grant. Each option granted under the Plan shall expire 10 years from the date of grant and shall be subject to earlier termination as hereinafter provided. If a Non-employee Director subsequently becomes an employee of the Company while remaining a member of the Board, any options held under the Plan by such individual at the time of such commencement of employment shall not be affected thereby.

   (c) Cessation of Service. Except as hereinafter set forth, no option shall be exercisable after the date of cessation of an optionee's service as a director of the Company. Upon the death of an optionee at any time, all of the then outstanding options of such optionee shall become immediately exercisable. If an optionee's service ceases for any reason, such optionee's exercisable options may be exercised by the optionee within one year after such cessation of service. If an optionee shall die within such one-year period, or if cessation of his or her service shall have been due to such optionee's death, such options may be exercised at any time within one year after such death by the optionee's executor or administrator or by his or her distributee to whom such options may have been transferred by will or by the laws of descent and distribution. The foregoing provisions shall not extend the period during which an option may be exercised beyond the date it expires by its terms.

   (d) Manner of Exercise. Each option agreement shall provide that any option therein granted shall be exercisable only by giving in each case written notice of exercise, accompanied by full payment of the purchase price either (i) in cash (including check, bank draft, or money order, or wire or other transfer of funds, or advice of credit to the Company), (ii) in shares of Common Stock with a fair market value at the time of exercise that is equal to the purchase price or (iii) any combination of cash and shares of Common Stock which in the aggregate are equal in value to the purchase price. At the discretion of the Committee, the option agreement may provide that shares of Common Stock may be issued in the name of the optionee and another person jointly with the right of survivorship. All grants will provide for a deferred payment of the purchase price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

   (e) Nontransferability. Each option agreement shall provide that any option therein granted is not transferable by the optionee other than (i) by will or by the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) as provided in the option agreement, to a transferee who may sell shares of Common Stock upon exercise of such option pursuant to the rules and regulations relating to use of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (or any successor form). Such option (in whole or in part, as the case may be) may be exercised only by the optionee, such optionee's legal representative or permitted successor or a permitted transferee.

SECTION 7. ADJUSTMENT UPON CHANGES IN STOCK.

   The Board of Directors shall make or provide for such adjustments in the option price and in the number or kind of shares or other securities (including shares or other securities of another issuer) covered by outstanding options as the Board of Directors in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, spin-off, recapitalization or other changes in the capital structure of the Company,
(b) any merger, consolidation, reorganization or partial or complete liquidations, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. The Board of Directors also shall make or provide for such adjustment in the number or kind of shares of the Company's capital stock or other securities (or in shares or other securities of another issuer) which may be acquired pursuant to options granted under the Plan and the number of such securities to be awarded to each optionee as the Board of Directors in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in the preceding sentence. In the event of any such transaction or event, the Board of Directors may provide in substitution for any or all outstanding options under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted options pursuant to the Plan. The determination of the Board of Directors as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

SECTION 8. FRACTIONAL SHARES.

   No fractional shares shall be issued pursuant to options granted hereunder and any fractional share resulting from an adjustment pursuant to Section 7 hereof shall be eliminated.

SECTION 9. GOVERNMENT REGULATIONS.

   The Plan, the grant and exercise of options hereunder, and the Company's obligation to sell and deliver shares of stock pursuant to any such exercise, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or government agency as shall be required. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock prior to (i) the inclusion of such shares for quotation on the National Association of Securities Dealers Automated Quotation System and (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

SECTION 10. TERM OF THE PLAN.

   The Plan shall become effective immediately upon the closing of the IPO (the "Effective Date"). The Plan shall terminate at such time as all of the shares of Common Stock authorized under Section 2 hereof have been granted. In the event that at any future grant date as determined under Section 5 hereof, the aggregate number of options to be granted at such time exceed the remaining options available under the Plan as determined in accordance with Section 2 hereof, the remaining options available shall be granted to the Non-employee Director entitled to such grant, and if there is more than one such Non-employee Director, then the remaining options shall be granted equally to such Non-employee Directors on a pro-rata basis. Termination of the Plan, however, shall not affect outstanding options which have been granted prior to such termination, and all unexpired options shall continue in full force and operation after termination of the Plan, except as they shall lapse or terminate by their own terms and conditions, and the terms of the Plan shall continue to apply to such options.

SECTION 11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

   (a) The Board of Directors, at any time and from time to time, may amend, suspend or terminate the Plan; provided, however, that (i) except as expressly authorized by the Plan, no such amendment shall increase the maximum number of shares specified in Section 2 of the Plan without the further approval of the shareholders of the Company and (ii) amendments revising the amount, price or timing of option awards shall not be made more frequently than once every six months unless necessary to comply with the Code, the Employee Retirement Income Security Act, or the rules thereunder.

   (b) Without the written consent of the optionee, no amendment, suspension or termination of the Plan shall adversely affect any option previously granted under the Plan, but it shall be conclusively presumed that any adjustment as provided in Section 7 does not adversely affect any such right.

SECTION 12. NO RIGHT TO CONTINUE AS DIRECTOR.

   Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that a director has a right to continue as a director for any period of time, or at any particular rate of compensation.

PROXY                                                                      PROXY


                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                 SRS LABS, INC.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
               DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of SRS Labs, Inc., a Delaware corporation (the "Company"), hereby appoints Thomas C.K. Yuen, Darrell E. Baker, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 14, 2001, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on April 19, 2001, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEE NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

       (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                 SRS LABS, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE LISTED NOMINEE AND THE PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE LISTED AND "FOR" THE LISTED PROPOSAL.


1.  ELECTION OF DIRECTORS:                  For          Withhold
                                            ---          Authority
                                                          to Vote
                                                         ---------
Nominee for election to the Board of
Directors as a Class II Director:           [_]             [_]

   John Tu

2.  AMENDMENT OF SRS LABS, INC. AMENDED     For         Against        Abstain
    AND RESTATED 1996 NON-EMPLOYEE          ---         -------        -------
    DIRECTORS PLAN:
                                            [_]           [_]            [_]
Proposal to approve an amendment to
the SRS Labs, Inc. Amended and Restated
1996 Non-employee Directors' Stock Option
Plan to increase the number of shares of common stock available for issuance thereunder by 250,000, from 250,000 to 500,000 shares.

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.



                                 I PLAN TO ATTEND THE MEETING            [_]

                                 Please date this Proxy and sign exactly as your
                              name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.


                              __________________________________________________
                              Signature


                              Dated: ____________________________________ , 2001


--------------------------------------------------------------------------------
FOLD AND DETACH HERE